UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 5, 2015

Date of Report

(Date of earliest event reported)

THAT MARKETING SOLUTION, INC.

 (Exact name of registrant as specified in its charter)

NEVADA	333-184795	99-0379615
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

4535 South 2300 East, Suite B

Salt Lake City, Utah  84117

 (Address of Principal Executive Offices)

(866) 731-8882

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On November 5, 2015, the Board of Directors of That Marketing Solution, Inc., a Nevada corporation (the “Company”), and Darren Lopez, who was the beneficial owner of 256,000,000 shares of the Company’s common stock, representing approximately 80.3% of its outstanding common shares, unanimously resolved to amend Article IV of the Company’s Amended and Restated Articles of Incorporation to increase the authorized common stock from 500,000,000 shares to 1,500,000,000 shares, while maintaining the par value at one-tenth of one mill ($0.0001) per share.

This amendment to our Amended and Restated Articles of Incorporation will be filed and will become effective on the opening of business on December 15, 2015, or a date that is at least 21 days from the mailing of an Information Statement to the Company’s stockholders.  The increase in the number of authorized common shares is the only matter that will be covered by the Information Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THAT MARKETING SOLUTION, INC.,

a Nevada corporation

Dated:  November 9, 2015

By /s/ Darren Lopez

Darren Lopez, CEO